UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $.01 per share	WSM	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

On March 16, 2022, the Company issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended January 30, 2022. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.    Other Events

On March 16, 2022, the Company issued a press release announcing that its Board of Directors authorized a 10% increase in the Company’s quarterly cash dividend and also approved a new $1.5 billion share repurchase authorization, which supersedes the remaining outstanding under the Company’s current share repurchase authorization. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	List of Exhibits:

99.1
Press Release dated March 16, 2022 titled Williams-Sonoma, Inc. announces record fourth quarter and fiscal year 2021 results; Q4 GAAP EPS of $5.41; non-GAAP EPS of $5.42, growing 37% over last year; Q4 comparable brand revenue growth of 10.8% with 21.0% GAAP operating margin; FY21 comparable brand revenue growth accelerates to 22.0%, a 39.0% 2YR comp; FY21 GAAP operating margin of 17.6%; non-GAAP operating margin of 17.7% expanding 350bps; Reiterates long-term outlook.

99.2	Press Release dated March 16, 2022 titled Williams-Sonoma, Inc. announces a 10% quarterly dividend increase and a new $1.5 billion stock repurchase authorization.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 16, 2022	By:	/s/ Julie Whalen
Julie Whalen
Chief Financial Officer
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